UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2009

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

     On December 14, 2009, the Compensation Committee of the Board of Directors of Geron Corporation (the “Company”) approved (a) annual base salaries for 2010, and (b) cash performance bonuses for 2009 for the following principal executive officer, principal financial officer and named executive officers of the Company:

			2009
	Salary	2010	Cash
Name and Position	Increase	Base Salary	Bonus
Thomas B. Okarma, Ph.D., M.D.	$—	$535,000	$282,500
President and CEO
David L. Greenwood	$—	$415,000	$164,300
Executive Vice President, CFO
Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path.	$—	$400,000	$158,400
Executive Vice President, Chief Medical
Officer, Oncology
David J. Earp, J.D., Ph.D.	$—	$325,000	$114,400
Senior Vice President, Bus. Dev. and
Chief Patent Counsel
Melissa Kelly Behrs	$—	$320,000	$112,600
Senior Vice President, Therapeutic
Development, Oncology
Jane S. Lebkowski, Ph.D.	$—	$335,000	$117,900
Senior Vice President, Chief Scientific Officer,
Regenerative Medicine
Katherine E. Spink, Ph.D.	$40,000	$260,000	$74,800
Vice President Operations, Regenerative
Medicine

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: December 15, 2009	By:	/s/ David L. Greenwood
	Name:	David L. Greenwood
	Title:	Executive Vice President, Chief Financial Officer